Exhibit 10.66

SECURITY AGREEMENT

This is a Security Agreement (the “Security Agreement”), dated January 11, 2012 between VeriTeQ Acquisition Corporation, a Florida corporation (“Debtor”), and PositiveID Corporation, a Delaware corporation (the “Secured Party”).

BACKGROUND

Debtor has issued to the Secured Party a promissory note, pursuant to the terms of that certain Stock Purchase Agreement, dated January 11, 2012, between the Secured Party and Debtor (the “Stock Purchase Agreement”), in the principal amount of Two Hundred Thousand Dollars ($200,000.00) (the “Note”).  Pursuant to the terms herein, this Security Agreement secures the obligation of Debtor to satisfy Debtor’s obligations under the Note. Accordingly, in consideration of the mutual covenants and agreements set forth below, the parties agree as follows:

TERMS

1.

Grant of Security Interest.

a.

For good and valuable consideration received, the sufficiency of which is hereby acknowledged and agreed, in order to secure Debtor’s (a) performance under the Note and (b) payment of all costs and expenses, including attorney’s fees, incurred in connection with realizing the value of the security provided by this Security Agreement following an Event of Default (as defined herein) (collectively, the “Liabilities”), Debtor grants to the Secured Party a first lien and first priority security interest (the “Security Interest”) in all of Debtor’s assets, including, but not limited to, collateral, accounts receivable, chattel paper, instruments, documents, inventory, equipment, general intangibles, intellectual property, and all other present and future tangible and intangible property of Debtor, whether now owned or existing or hereafter acquired or arising, including additions, accessions and substitutions thereof, all proceeds of any proceeds wherever located, and all cash and non-cash proceeds and products thereof (collectively, the “Collateral”).  This Security Interest given to Secured Party shall also attach to all replacements and proceeds and all proceeds of any sale or transfers of the Collateral.

b.

 Notwithstanding the grant by Debtor to Secured Party of a Security Interest in the Collateral as noted above, Secured Party agrees, after being requested therefore, to not unreasonably withhold consent to the subordination of its Security Interest in the Collateral to the rights of any bank, potential investor, or other financing source who makes available to Debtor a loan or lending facility which includes the Collateral as part of the security securing that loan.  Such subordination will include Secured Party taking no action to enforce its Security Interest with regard to such Collateral unless and until the lender has taken action to enforce its first lien with regard to such security or in the event Debtor declares bankruptcy.  Secured Party further agrees that its first perfected lien will be second in priority to the lien of the lender and agrees to promptly execute a document mutually acceptable to Secured Party and the lender reflecting such subordination.

2.

Assurances; Covenants.  Debtor hereby agrees that:

a.

 (i) The Collateral is and will be free of all liens and security interests of every kind and nature, except as may be in effect on the date hereof or have been the result of actions of the Secured Party; (ii) Debtor will not assign, transfer, sell, convey, hypothecate, pledge, or in any other way dispose of or encumber the Collateral while this Security Agreement is in effect; and (iii) Debtor will warrant and defend the Collateral and the Secured Party’s Security Interest against the claims and demands of all persons.

b.

Debtor will not, without the prior written consent of the Secured Party, borrow from anyone on the security of the Collateral, or otherwise permit any liens, encumbrances, security interests, or adverse claims against the Collateral, and will not permit the Collateral to be levied upon under any legal process.

c.

Debtor authorizes the Secured Party to file financing statements, including amendments or continuations thereof, describing the Collateral, and from time to time at the request of the Secured Party, will execute such other documents, and will do such other acts and things, all as the Secured Party may reasonably request, to establish and maintain a valid first, perfected security interest in the Collateral and to enable the Secured Party to enforce its rights and remedies hereunder with respect to the Collateral.  Notwithstanding the foregoing, Debtor agrees to file the financing statement describing the Collateral and perfecting Secured Party’s Security Interest promptly following the execution of this Security Agreement with the appropriate state recording officer.  Debtor shall deliver to the Secured Party filed marked and date stamped copies of the financing statements within three (3) calendar days from the day Debtor receives them from the state recording office.

3.

Representations and Warranties.  Debtor represents and warrants to the Secured Party as follows:

a.

Debtor is a corporation duly organized, validly existing, and in good standing and active status under the laws of the state of Florida;

b.

Debtor has all requisite power to own and operate its properties and to carry on its business as now being conducted, and has all necessary rights to conduct its business;

c.

Debtor has the power, authority, and legal right to execute and deliver this Security Agreement, and to perform its obligations hereunder, and has taken all action necessary to authorize the execution, delivery, and performance of this Security Agreement and to authorize the transactions contemplated hereby;

d.

None of the equipment or inventory constituting part of the Collateral pursuant to this Security Agreement is or will be located in or on any premises other than at the principal place of business of Debtor as disclosed in subparagraph (e);

e.

The principal place of business and chief executive office of Debtor is located as follows:  1690 South Congress Avenue, Suite 200, Delray Beach, Florida 33445;

f.

The execution, delivery, and performance by Debtor of this Security Agreement will not (i) contravene, conflict with, result in the breach of, or constitute a violation of or default under the organizational documents of Debtor, any applicable law, rule, regulation, judgment, order, writ, injunction, or decree of any court or governmental authority, or any agreement or instrument to which Debtor is a party or by which Debtor or its property may be bound or affected, or (ii) result in the creation of any lien, charge, or encumbrance upon any property or assets of Debtor pursuant to any of the foregoing, except the liens created by this Security Agreement;

g.

This Security Agreement constitutes a legal, valid, and binding agreement enforceable against Debtor and the Collateral in accordance with its terms and, without limiting the foregoing, this Security Agreement grants the Secured Party a valid, perfected, first Security Interest in the Collateral; and

h.

Debtor is the owner of and has good and marketable title to all of the Collateral, free and clear of all liens, encumbrances, security interests, and adverse claims whatsoever.  None of the Collateral is subject to any prohibition against encumbering, pledging, hypothecating or assigning same or requires notice or consent in connection therewith.

4.

Additional Covenants.  Debtor hereby further covenants and agrees that, until full and final payment of and performance under the Note, Debtor shall, unless Secured Party shall otherwise consent in writing:

a.

Liability and Property Insurance.   Maintain at Debtor’s expense public liability and third party property damage insurance with such insurers, in such amounts and with such deductibles as are satisfactory to Secured Party, and maintain at Debtor’s expense insurance on the Collateral with such insurers, against such risks, in such amounts and with such deductibles as are satisfactory to Secured Party (including without limitation, insurance against fire, explosion, theft, burglary, pilferage and all other hazards and risks ordinarily insured against by other owners or users of such properties in similar businesses), which insurance shall be evidenced by policies:

(i)

in form and substance reasonably satisfactory to Secured Party;

(ii)

for such insured values as Secured Party may reasonably require in order to replace the property in the event of actual or constructive total loss;

(iii)

designating Secured Party and its assignees as additional co-insureds or loss payees as their interests may appear from time to time;

(iv)

containing a “breach of warranty clause” whereby the insurer agrees that a breach of the insuring conditions or any negligence of Debtor or any other person shall not invalidate the insurance as to Secured Party and his assigns; and

(v)

requiring at least thirty (30) days prior written notice to Secured Party and his assigns before cancellation or any material change shall be effective.

Upon execution hereof, Debtor shall deliver to Secured Party a certificate of insurance evidencing insurance required by this Section 4, together with evidence of payment of all premiums therefor and adding Secured Party as an additional insured thereon.  In the event of loss or damage, Debtor shall forthwith notify Secured Party and file proofs of loss satisfactory to Secured Party with the appropriate insurer, and forthwith upon receipt, endorse and deliver insurance proceeds to Secured Party.

b.

Change of Name or Business.   Immediately notify Secured Party if there is any change in the location of (i) books and records relative to the accounts and inventory stated in subsection 3(e) of this Security Agreement; (ii) any equipment constituting part of the Collateral if it becomes located in or on any premises other than those identified in subsection 3(e) of this Security Agreement; (iii) the principal place of business or chief executive office of Debtor stated in subsection 3(e) of this Security Agreement; or (iv) Debtor conducts any of their business or operations in or from any new office or location.

c.

Transfer of Accounts.  Not sell, assign, transfer, discount or otherwise dispose of any promissory note or other instrument payable to Debtor, except for collection without recourse in the ordinary course of business.

d.

Sale of Equipment or Collateral.  Not sell, assign, lease, transfer or otherwise dispose of any substantial part of the equipment or inventory, other than by sales of inventory in Debtor’s ordinary course of business.

e.

Settlements Relating to Collateral.   Not compromise, settle or adjust any claim in a material amount relating to the Collateral, other than in Debtor’s ordinary course of business.

f.

Removal of Collateral.  Not remove, or cause or permit to be removed, any of the Collateral from their present location except for sales in the ordinary course of business.

g.

Change of Location or Name.   Not change any of the following:  (i) the location of the principal place of business or chief executive office of Debtor; or (ii) the name under which Debtor conducts any of its business or operations.

5.

Default.  Each of the following shall, after receipt by Debtor of written notice from the Secured Party and after a cure period of ten (10) business days with respect to Section 5(a) - 5(d) below, constitute an event of default under this Security Agreement (each, an “Event of Default”):

a.

Any representation or warranty made by any Debtor under this Security Agreement or any report, certificate, financial statement, or other information provided by Debtor to the Secured Party in connection herewith is false or misleading in any material respect when made or deemed made;

b.

Debtor fails to fully and promptly perform when due any agreement or covenant under this Security Agreement or any related document (and such failure continues beyond the expiration of any applicable grace or cure period);

c.

If a default occurs (and continues beyond the expiration of an applicable grace or cure period) under any other agreement, undertaking or instrument relating to any obligation of Debtor to Secured Party; or

d.

If Debtor is declared to be in default of any loan or other obligation to any other secured party (and such default continues beyond the expiration of any applicable grace or cure period).

In the event that Debtor substantially cures such default within the applicable cure period, such default shall not constitute an Event of Default.

6.

Remedies Upon the Occurrence of an Event of a Default.

a.

Upon the occurrence and continuance of an Event of Default under this Security Agreement, the Secured Party will have the right at any time and from time to time, without further notice or demand to Debtor to exercise the rights and remedies upon default that are granted to a secured party under the Uniform Commercial Code and/or that are otherwise available to the Secured Party under this Security Agreement or otherwise available to secured creditors at law and/or in equity under applicable law, including without limitation:

(i)

Enforce Debtor’s rights against account debtors and notify any and all account debtors or other parties against which Debtor has a claim under the Collateral that such Collateral has been assigned by Debtor and that the Secured Party has a security interest therein and, if desired by the Secured Party, that all payments should be made to the Secured Party;

(ii) Receive and endorse the name of Debtor upon any instruments of payment (including payments made under any policy of insurance) that may come into the possession of the Secured Party;

b.

Upon the occurrence or continuation of an Event of Default:

(i)

the Secured Party may require Debtor, at Debtor’s expense, to marshal and assemble the Collateral and make it available to the Secured Party at a place to be designated by the Secured Party, which is reasonable and convenient to all parties.

(ii)

Secured Party may, with or without judicial process, sell, lease or otherwise dispose of, in a commercially reasonable manner, any or all of the collateral at public or private sale or proceedings, by one or more contracts, in one or more parcels, at the same or different times and places, with or without having the Collateral at the place of sale or other disposition, to such persons or entities, for cash or credit or for future delivery, and upon such other terms, as Secured Party may in its discretion deem best in each such matter.  The purchaser of any of the Collateral at any such sale shall hold the same free of any equity of redemption or other right or claim of Debtor all of which, together with all rights of stay, exemption or appraisal under any statute or other law now or hereafter in effect, Debtor hereby unconditionally waives to the fullest extent permitted by law.  If any of the collateral is sold on credit or for future delivery, Secured Party shall not be liable for the failure of the purchaser to pay for same and, in the event of such failure, Secured Party may resell such Collateral.

(iii)

Debtor hereby further agrees that notice of the time after which any private sale or other intended disposition or action relating to any of the Collateral is to be made or taken, shall be deemed commercially reasonable notice thereof, and shall satisfy the requirements of any applicable statute or other law, if such notice is delivered or mailed not less than five (5) business days prior to the date of the sale, disposition or other action to which the notice is related.  Secured Party shall not be obligated to make any sale or other disposition or take other action pursuant to such notice and may, without other notice or publication, adjourn or postpone any public or private sale or other disposition or action by announcement at the time and place fixed therefor, and such sale, disposition or action may be held or accomplished at any time or place to which the same may be so adjourned or postponed.

(iv)

Secured Party may at its discretion retain any or all of the Collateral and apply the retained Collateral in satisfaction of part or all of the Note.

(v)

Any cash proceeds of sale, lease or other disposition of Collateral shall be applied as follows:

First:   To the expenses of collecting, enforcing, safeguarding, holding and disposing of Collateral, and to other expenses of Secured Party in connection with the enforcement of this Security Agreement or any other documents including, without limitation, court costs and the fees of attorneys, accountants and appraisers;

Second:   Any surplus then remaining to the payment of interest and then principal of the Note, in such order as Secured Party elects; and

Third:   Any surplus then remaining to Debtor or whomever may be lawfully entitled thereto.

c.

The net proceeds realized by the Secured Party upon a sale or other disposition of the Collateral, or any part thereof, after deduction of the expenses of retaking, holding, preparing for sale, selling or the like, and reasonable attorneys’ fees and other expenses incurred by the Secured Party, shall be applied to payment of (or held as a reserve against) the Liabilities, whether or not then due, and in such order of application as the Secured Party may from time to time elect.

7.

Termination.  This Security Agreement and the Security Interest granted pursuant to this Security Agreement shall immediately terminate when the Note and any accrued but unpaid interest thereon has been paid in full.  Upon such termination, Debtor may take any action and file all documents necessary to terminate all effective financing statements in the Secured Party’s favor that are then on file or recorded with respect to the Collateral described in this Security Agreement.  Secured Party will agree to sign any reasonably required and reasonable documents within 3 business days of termination of this Security Agreement.

8.

Assignment.  Neither this Security Agreement nor any of the rights, interests, or obligations arising under this Security Agreement may be assigned by Debtor without the prior written consent of the Secured Party.

9.

Binding Effect.  Subject to Section 8 above, this Security Agreement shall be binding upon and inure to the benefit of the Secured Party, its respective successors and assigns, and shall be binding upon Debtor and its successors and assigns and shall bind all persons who become bound as a Debtor to this Security Agreement.

10.

Severability.  Any provision of this Security Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction only, be ineffective only to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Security Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.  If any provision of this Security Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only as broad as is enforceable.

11.

Titles.  The titles and headings preceding the text of the sections of this Security Agreement have been inserted solely for convenience of reference and do not constitute a part of this Security Agreement or affect its meaning, interpretation, or effect.

12.

Waiver.  The failure of any party to insist in any one or more instances upon performance of any terms or conditions of this Security Agreement shall not be construed as a waiver of future performance of any such term, covenant, or condition, and the obligations of either party with respect to such term, covenant, or condition shall continue in full force and effect.

13.

Entire Agreement.  This Security Agreement contains the final, complete, and exclusive expression of the understanding of Debtor and the Secured Party with respect to the transactions contemplated in this Security Agreement, and supersedes any prior or other contemporaneous agreement or representation by or among the parties related to the subject matter of this Security Agreement.

14.

Amendment.  This Security Agreement may not be amended, modified, or changed in any respect and no waiver of any requirement hereof will be effective except by an agreement in writing signed by Debtor and the Secured Party.

15.

Notices.  All notices, requests, demands, claims and other communications under this Security Agreement will be in writing. Any notice, request, demand, claim or other communication under this Security Agreement shall be deemed duly given if it is sent: (a) by personal delivery, or (b) by commercial delivery or overnight courier service that requires a signature as evidence of delivery, and, in each case, addressed to the intended recipient as set forth below, or to any other or additional persons and addresses as the parties may from time to time designate in a writing delivered in a writing in accordance with this Section 15:

If to Debtor:

1690 South Congress Avenue, Suite 200

Delray Beach, Florida 33445

Attn: Bryan Happ

If to the Secured Party:

1690 South Congress Avenue, Suite 200

Delray Beach, Florida 33445

Attn: Scott Silverman

16

Governing Law/Venue.  The validity, construction, enforcement, and interpretation of this Security Agreement are governed by the laws of the State of Florida and the federal laws of the United States of America, excluding the laws of those jurisdictions pertaining to resolution of conflicts with laws of other jurisdictions.  The Debtor and the Secured Party (a) consent to the personal jurisdiction of the state and federal courts having jurisdiction in Palm Beach County, Florida, (b) stipulate that the proper, exclusive, and convenient venue for any legal proceeding arising out of this Security Agreement is Palm Beach County, Florida, for state court proceedings, and the Southern District of Florida, for federal district court proceedings, and (c) waive any defense, whether asserted by a motion or pleading, that Palm Beach County, Florida, or the Southern District of Florida, is an improper or inconvenient venue.

17.

Relationship.  This Security Agreement does not create or evidence a partnership or joint venture between Debtor and the Secured Party.

18.

Interpretation.  Neither this Security Agreement nor any uncertainty or ambiguity in this Security Agreement shall be construed or resolved against any party, whether under any rule of construction or otherwise.  No party to this Security Agreement shall be considered the draftsman.  The parties acknowledge and agree that this Security Agreement has been reviewed, negotiated, and accepted by all the parties and their attorneys and shall be construed and interpreted according to the ordinary meaning of the words used so as to fairly accomplish the purposes and intentions of the parties.

19.

Time.  Time shall be of the essence with respect to all of the provisions of this Security Agreement.

20.

Counterparts.  This Security Agreement may be executed (including by facsimile transmission or portable document format) in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

21.

Enforcement of Security Agreement.  The parties agree that irreparable damage will occur if any of the provisions of this Security Agreement are not performed in accordance with its specific terms or are otherwise breached.  It is therefore agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Security Agreement and to specifically enforce the terms and provisions of this Security Agreement in any court of the United States or any state having jurisdiction, in addition to any other remedy to which they are entitled.

22.

Remedies Cumulative.  The rights and remedies provided in this Security Agreement are cumulative and not exclusive of any rights or remedies provided by law, and the warranties, representations, covenants, and other provisions of this Security Agreement shall be cumulative.

23.

 Waiver of Jury Trial.  EACH OF THE PARTIES TO THIS SECURITY AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS SECURITY AGREEMENT.

IN WITNESS WHEREOF, the undersigned have executed this Security Agreement as of the date and year first above written.

POSITIVEID CORPORATION

By:	/s/ Bryan Happ
Name:	Bryan Happ
Title:	Chief Financial Officer

VERITEQ ACQUISITION CORPORATION

By:	/s/ Scott Silverman
Name:	Scott Silverman
Title:	Chief Executive Officer